                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated January 30, 1998 (except with respect to the Initial Public Offering discussed in Note 1 which is dated May 8, 1998) included in Amkor Technology, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in or made a part of this Registration Statement.


/s/ SyCip Gorres Velayo & Co.

Makati City, Philippines
December 6, 1999